UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Protective Life Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 28, 2014, Protective Life Corporation distributed the following list of Frequently Asked Questions to its employees:

Frequently Asked Questions
July 28, 2014
For Protective Life Employees Regarding the Dai-ichi Transaction
Questions received through July 22, 2014

Questions Regarding Benefits

1.              How will the cash payout for Protective stock work if you have a loan against your 401(k)?

The cash received from the Protective stock shares in the 401(k) plan will not impact outstanding loans in the 401(k) plan. The loan guidelines and loan repayment methods currently in place will not change. The cash received in the 401(k) plan from the Protective stock shares will be available for reinvesting in the other investment options within the 401(k) plan.

Loans taken from the 401(k) plan are not an investment option. They are a liability and repayment must occur from sources outside the 401(k) plan.

Questions Regarding Impact on Employment

2.              Will my work hours change? I’ve heard it is common to have a longer work week in Japan.

With this transaction, we expect our day-to-day business will remain much the same as it is today, including our hours of operation. We will continue to manage our business in a way that meets the needs of our customers and distributors while continuing to follow common U.S. practices and regulations for work hours and overtime.

3.              Are we going to try to incorporate some of Dai-ichi’s best practices from an IT perspective? Will the acquisition allow us to invest in IT initiatives?

One of the opportunities of being part of a large, global organization is to learn from one another, including sharing and implementing best practices. We look forward to having the opportunity to learn from others in the Dai-ichi organization. As to the question of investing in IT initiatives, we will continue to evaluate what initiatives and investments make sense to support our strategy and will plan accordingly.

4.              What new financial reporting requirements will we have and when will we find out about them?

We anticipate there would be some new reporting requirements to meet Dai-ichi’s reporting needs in addition to our current GAAP and statutory reporting requirements. We hope to be discussing these requirements with Dai-ichi’s financial team in the coming months prior to closing.

5.              Since Dai-ichi is a life insurance company, what will happen to Protective’s Asset Protection Division (APD)? What about ProEquities?

The Asset Protection Division (APD) and ProEquites continue to be important parts of Protective’s business. The acquisition by Dai-ichi Life includes all of Protective’s retail businesses; Life, Annuity, and Asset Protection. As was previously stated it is “business as usual” with a focus on pursuing growth opportunities.

Questions Regarding the Dai-ichi Transaction

6.              I have read that women face significant challenges in Japanese business and aren’t always afforded the same opportunities as men. How will the acquisition impact women at Protective?

Like Protective, Dai-ichi Life values diversity in the workplace. The current leadership team at Protective, which includes many women, will remain in place. We will continue operating business-as-usual and expect diversity and opportunity, which is part of our culture today, will continue to be an important part of our culture in the future.

7.              Can you give us an idea of what Dai-ichi’s recent visit to the Birmingham office was like?

Members of the Dai-ichi leadership team recently visited Protective to begin sharing information about Dai-ichi and learning more about Protective. In June, members of the Dai-ichi leadership team shared a video about the values and history of the Dai-ichi organization. Many of you may have seen this video posted recently on Prism. We will continue to have discussions with Dai-ichi between now and the acquisition close date to prepare for the acquisition closing and transition. Relevant information will be shared as appropriate.

8.              What do our customers think about the acquisition?

We have received very few questions from our customers regarding the acquisition. Those who have inquired want to know how the transaction will directly impact them. When we receive questions, we confirm that Protective will be operating business-as-usual and that nothing will change with their individual policy or contract currently in force with Protective.

9.              Is this transaction beneficial to our policyholders?

From a strategic standpoint, becoming part of the Dai-ichi Life family will provide us with opportunities that may have taken longer to achieve on our own. These opportunities range from sharing of best practices and capabilities to exploring growth opportunities for our retail business while continuing to invest in our customer experience capabilities. We also know that our acquisition capabilities were a key part of Dai-ichi’s interest in our company and we expect to continue to pursue acquisition opportunities in the future. Our current policyholders will see a business-as-usual approach with no changes to their individual policy or contract currently in force with Protective. However, as we invest in growth, there may be opportunities for new products or services that would benefit our existing policyholders.

10.       What happens if the deal does not go through?

We expect the transaction will close late 2014 or early 2015, subject to Protective shareowners’ approval, regulatory approvals and other customary closing conditions. As information becomes publicly available it will be shared with employees. At this time we do not anticipate any impediments to close.

11.       I am unfamiliar with the Japanese culture and do not want to offend any of the Dai-ichi representatives if I interact with them. Will Protective offer a course on Japanese etiquette? What type of business culture changes should we expect?

We expect to have some Dai-ichi Life employees in Birmingham after the close of the transaction. While we do not have any specific information to share at this time, we expect that the Dai-ichi team members that are here will help the Protective team ensure that business interactions are handled in a culturally acceptable manner.

12.       Why do we need to get approval for internal employee communication pieces, when we are trying to present timely and accurate information?

Based on SEC (U.S. Securities and Exchange Commission) regulations, most communications regarding the Dai-ichi/Protective acquisition, whether internal or external, must be filed with the SEC. This requirement will continue until our shareholders have voted on the transaction.

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.

Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2013.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of Protective Life Corporation (the “Company”) by The Dai-ichi Life Insurance Company, Limited (“Dai-ichi”).  In connection with the proposed merger transaction, the Company filed with the SEC a preliminary proxy statement and other documents relating to the proposed merger on July 10, 2014.  When completed, the Company will file with the SEC and furnish to the Company’s stockholders a definitive proxy statement and other relevant documents.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER.  The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investor.protective.com/ or by directing a request to: Protective Life Corporation 2801 Highway 280 South, Birmingham, AL 35223, Attn: Eva Robertson, (205) 268-3912, eva.robertson@protective.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 9, 2014.

Forward-looking Statements

Any statements in these materials that relate to future results and events are forward-looking statements based on the Company’s current expectations.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Dai-ichi to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its distributors, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made.  The Company anticipates that subsequent events and developments will cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10—K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, under the heading “Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results,” and in subsequent reports on Forms 10—Q and 8—K filed with the SEC by the Company.